UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2016

FRANCHISE HOLDINGS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	65-0782227
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Rutherford Road

Suite 414

Vaughan, Ontario, Canada L4K 0B2

(Address of principal executive offices)

888-554-8789

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2016, Franchise Holdings International, Inc. ("FNHI") entered into a $1 million Equity Purchase Agreement ("Agreement") with Kodiak Capital Group, LLC ("Kodiak").Under the terms of the Agreement, FNHI, has the right to sell to, and Kodiak is obligated to purchase, $1,000,000 of FNHI's common stock. Kodiak cannot require any sales by FNHI but is obligated to make purchases as directed.

All sales of FNHI common stock to Kodiak pursuant to the Agreement are subject to FNHI fulfilling certain conditions contained therein, including the filing and effectiveness of a registration statement with the SEC to register the shares of common stock to be sold. FNHI cannot provide any assurances that any shares will be sold under the equity purchase agreement or what the prices at which such shares may be sold. The filing of the registration statement is governed by a registration rights agreement, by and between FNHI and Kodiak, dated May 24, 2016 (the "RRA").

Prior to the date of the Agreement, FNHI had no interaction with Kodiak, other than the negotiation of the Agreement and the RRA.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Equity Purchase Agreement, by and between Franchise Holdings International, Inc. and Kodiak Capital Group, LLC, dated May 24th, 2016

10.2	Registration Rights Agreement, by and between Franchise Holdings International, Inc. and Kodiak Capital Group, LLC, dated May 24th, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Holdings International, Inc.

Dated: May 26, 2016	By:	/s/ Steven Rossi
Steven Rossi
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Equity Purchase Agreement, by and between Franchise Holdings International, Inc. and Kodiak Capital Group, LLC, dated May 24th, 2016

10.2	Registration Rights Agreement, by and between Franchise Holdings International, Inc. and Kodiak Capital Group, LLC, dated May 24th, 2016

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